Exhibit 1

              CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-10106) of Compaq Computer Corporation of our report dated June 24, 1994 appearing on page 3 of this Form 11-K.




PRICE WATERHOUSE

Houston, Texas
June 24, 1994